                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 INFORMAX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                [INFORMAX LOGO]

                             7600 WISCONSIN AVENUE
                                   SUITE 1100
                            BETHESDA, MARYLAND 20814

                                 APRIL 23, 2001

To Our Stockholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend the 2001 Annual Meeting of Stockholders of InforMax, Inc. The Annual Meeting will be held on May 23, 2001, at 10:00 a.m., local time, at our new headquarters located at 7600 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814.

     The business we expect to be conducted at the Annual Meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

     It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please return the enclosed proxy card at your earliest convenience in order to ensure that your shares are voted at the Annual Meeting. Every stockholder's vote is important, whether you own a few shares or many.

     We hope that you will be able to join us. Your continued interest and support in the affairs of InforMax are appreciated.
                                          Sincerely yours,

                                          /s/ ALEXANDER V. TITOMIROV, PH.D.
                                          Alexander V. Titomirov, Ph.D.
                                          Chairman and Chief Executive Officer

                                 INFORMAX LOGO

                             7600 WISCONSIN AVENUE
                                   SUITE 1100
                            BETHESDA, MARYLAND 20814
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001
                      ------------------------------------

To Our Stockholders:

     The 2001 Annual Meeting of Stockholders of InforMax, Inc. ("InforMax" or the "Company") will be held on May, 23, 2001, at 10:00 a.m., local time, at 7600 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, for purposes of acting on the following matters:

     1. To elect two Class I directors to the Company's Board of Directors with terms expiring at the 2004 annual meeting of stockholders, to serve until their successors have been duly elected and qualified (Proposal 1, see page 3);

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001 (Proposal 2, see page 16); and

     3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The above matters are more fully described in the Proxy Statement, which you are urged to review carefully. Only holders of record of the Company's common stock at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy.

                                          By Order of the Board of Directors,

                                          /s/ BRIGITTA W. SCOTT
                                          Brigitta W. Scott
                                          Vice President,
                                          Director of Finance and Asst.
                                          Secretary

Bethesda, Maryland
April 23, 2001

REGARDLESS OF YOUR PLANS FOR ATTENDING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOUR VOTE IS IMPORTANT WHETHER YOU OWN FEW SHARES OR MANY.

                                 INFORMAX, INC.
                             7600 WISCONSIN AVENUE
                                   SUITE 1100
                            BETHESDA, MARYLAND 20814
                   ------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 23, 2001

     This Proxy Statement will be furnished on or about April 23, 2001, to stockholders of InforMax, Inc. ("InforMax" or the "Company") in connection with the solicitation by its Board of Directors of proxies to be used at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 23, 2001, at 10:00 a.m., local time, at the Company's new headquarters located at 7600 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, and thereafter as it may from time to time be adjourned, for the purposes stated below.

VOTING RIGHTS AND PROCEDURE

     The close of business on March 30, 2001, is the record date for stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, the Company had 20,482,844 shares of its common stock, $.001 par value per share, issued and outstanding. All of the shares of the Company's common stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. Shares of the Company's common stock vote together as a single class.

     All proxies on the enclosed form of proxy that are properly executed and returned prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. Executed but unmarked proxies will be voted "FOR" approval of the proposals set forth in the Notice of Annual Meeting on the cover page of this Proxy Statement. If any other matters should properly come before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. Management is not currently aware of any matters other than those set forth herein that are likely to be brought before the Annual Meeting.

     A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Election of directors by stockholders shall be determined by a plurality of the votes cast by those stockholders entitled to vote at the election who are present in person or represented by proxy. The ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001, requires a majority of the votes cast to be approved.

     All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company.

REVOCABILITY OF PROXIES

     A stockholder who has given a proxy may revoke it at any time before its exercise at the Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the Annual Meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the Annual Meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: InforMax, Inc., 7600 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814, Attention: Corporate Secretary.

PROXY SOLICITATION

     The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. Proxies will be solicited principally by use of the mail, but, if deemed desirable, may be solicited personally, by directors, officers and employees, without additional remuneration, by personal interviews, Internet, telephone, telegraph or otherwise. The Company also intends to utilize the services of its transfer agent, American Stock Transfer & Trust Company, to provide broker search and proxy distribution services, along with the distribution services of ADP Proxy Services, together at an estimated cost of $7,500. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, and normal handling charges may be paid for such forwarding service.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     InforMax's Restated Certificate of Incorporation provides for a minimum of three directors and a maximum of fifteen directors, such number to be determined by resolution of the Board of Directors. The Board of Directors currently consists of six members. The directors are divided into three classes, each class serving a staggered three-year term. Each class consists of two directors. Class II, whose term expires in 2002, consists of Dr. James E. Bernstein and Mr. Hooks Johnston; Class III, whose term expires in 2003, consists of Dr. Alexander
V. Titomirov and Mr. Andrew Whiteley; and Class I, whose term expires at the Annual Meeting, consists of Dr. Wei-Wu He and Mr. Harry D'Andrea. At the Annual Meeting, two directors will be elected to fill positions in Class I. Dr. He and Mr. D'Andrea have been nominated by the Board of Directors for election at the Annual Meeting and each nominee, if elected, will serve a term expiring at the 2004 annual meeting of stockholders.

     UNLESS OTHERWISE INSTRUCTED ON THE PROXY, IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY EACH PROPERLY EXECUTED PROXY "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED BELOW AS NOMINEES.

     The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of common stock present or represented by proxy at the Annual Meeting is required to elect the director nominees.

NOMINEES TO THE BOARD OF DIRECTORS AT 2001 ANNUAL MEETING

     The following table presents information concerning persons nominated for election as Class I directors to the InforMax Board of Directors:

NAME OF NOMINEE   AGE                   PRINCIPAL OCCUPATION                   DIRECTOR SINCE
---------------   ---                   --------------------                   --------------
Harry D'Andrea    44         Chief Financial Officer, Advanced Switching         June 1999
                                        Communications, Inc.
Wei-Wu He, Ph.D.  35    General Partner, Emerging Technology Partners, L.L.C.   August 2000

     HARRY D'ANDREA has served as a director since June 1999. Mr. D'Andrea has been the Chief Financial Officer of Advanced Switching Communications, Inc., a telecommunications equipment provider, since June 1999. From August 1998 to June 1999, Mr. D'Andrea served as Chief Financial Officer of Call Technologies, Inc., a telecommunications software provider. From June 1997 to July 1998, Mr. D'Andrea served as Chief Financial Officer of Yurie Systems, Inc., a provider of networking and telecommunications equipment. In 1996, Mr. D'Andrea served as Chief Financial Officer of American Communications Services, Inc., now e.spire Communications, Inc., a telecommunications service provider. Prior to that Mr. D'Andrea served as Executive Vice President, Chief Financial Officer and Treasurer of Caterair International Corporation, a provider of catering services for commercial airlines. Mr. D'Andrea currently serves on the board of directors of Coagulation Diagnostics, Inc. and ECUTEL, Inc. Mr. D'Andrea received an M.B.A. in Finance from Drexel University in 1980 and a Bachelor's degree in Foreign Service from The Pennsylvania State University in 1978.

     WEI-WU HE, PH.D., has served as a director since August 2000. Since March 2000, Dr. He has served as the General Partner of Emerging Technology Partners, L.L.C., a venture capital fund he founded that is dedicated to investing in genomics technology companies. In 1996, Dr. He founded OriGene Technologies, Inc., a provider of genomics technologies for the pharmaceutical industry and served as President from June 1996 to March 2000. From 1993 to 1996, Dr. He was a scientist at Human Genome Sciences, Inc., and prior to that he was a research fellow at Massachusetts General Hospital. Additionally, Dr. He serves on the Board of Directors of non-profit organizations including the Chinese Pharmaceutical Association, of which he was elected President in 2000, and the Monte Jade Association. Dr. He also serves as a director for Aptus Genomics Inc., Clarus Technologies, Inc. and MithraTech, Inc. Dr. He received his Ph.D. in Molecular

Biology from the Baylor College of Medicine in 1991 and a Bachelor's degree in Biochemistry from Nanjing University in 1985. Dr. He also received an M.B.A. from The Wharton School of the University of Pennsylvania in 1999.

DIRECTORS NOT STANDING FOR ELECTION AT 2001 ANNUAL MEETING

                                                                    DIRECTOR     CLASS AND YEAR IN
            NAME               AGE       PRINCIPAL OCCUPATION         SINCE      WHICH TERM EXPIRES
            ----               ---   ----------------------------  -----------   ------------------
Alexander V. Titomirov, Ph.D.  41    Chief Executive Officer,       May 1990      Class III, 2003
                                     InforMax, Inc.
James E. Bernstein, M.D.       62    President, InforMax, Inc       May 1990      Class II, 2002
Hooks Johnston                 38    Former Managing Director,      June 1999     Class II, 2002
                                     FBR Technology Venture
                                     Partners
Andrew Whiteley                42    Vice President of             August 2000    Class III, 2003
                                     Bioinformatics, Amersham
                                     Pharmacia Biotech, Inc.

     ALEXANDER V. TITOMIROV, PH.D., is the founder of InforMax and has served as Chief Executive Officer and Chairman of the Board of Directors since InforMax's inception in 1990. Dr. Titomirov also served as InforMax's President from the Company's inception until December 2000. Dr. Titomirov is also the Chairman of the Board of Directors of Pluvita Corporation (formerly RealTimeHealth.com, Inc.), a development stage company monitoring genetic profiles over the Internet. Prior to founding InforMax, Dr. Titomirov participated in research on the developmentally regulated expression of mammalian cells for gene targeting at the Laboratory of Mammalian Genes and Development at the National Institutes of Health. Upon his arrival in the United States in 1989, Dr. Titomirov served as a visiting scientist at the Department of Microbiology at Columbia University. While in the former Soviet Union, Dr. Titomirov served as Group Leader of a research team in the field of DNA transfer technology at the Institute of Molecular Biology in Moscow, and served as Head of Theoretical Seminars at the Laboratory of Functional Morphology of Chromosomes. Dr. Titomirov has also served as a member of the Grant Committee of the Russian Academy of Sciences and an instructor at the Moscow Physical Technical Institute. Dr. Titomirov earned his Ph.D. in Molecular Genetics in 1986 from the Institute of Cytology, Russian Academy of Sciences in St. Petersburg, Russia, and his M.S. in Molecular Genetics in 1982 from St. Petersburg State University.

     JAMES E. BERNSTEIN, M.D., has served as a director since InforMax's inception, as President since December 2000, and as Chief Operating Officer since 1998. Dr. Bernstein previously served as Executive Vice President of Strategic Development from 1998 to 2000. Dr. Bernstein is a founder and director of Age Wave, L.L.C., a holding company that develops businesses driven by population aging, and Chairman of Age Wave Impact, Inc., a relationship marketing company focusing on the 50+ population. From 1995 to 1997, Dr. Bernstein served as a consultant at Age Wave, L.L.C. From 1989 to 1994, Dr. Bernstein was engaged in the development of a private company for the distribution of pharmaceuticals and over-the-counter medicines in the former Soviet Union. Dr. Bernstein is a founder and former Chief Executive Officer of General Health, Inc., an information publishing company in the field of health risk assessment and management. Dr. Bernstein has served as a special consultant to the National Heart, Lung and Blood Institute of the National Institutes of Health (NIH) with a focus on disease prevention, control and physician education. Prior to his tenure at NIH, he was a Deputy Director of the Georgetown University Health Policy Center. From 1972 to 1974, Dr. Bernstein headed the office of the Chairman of the Board of Supervisors of San Diego County, California. Prior to his government service, Dr. Bernstein was a research associate and Assistant to the President of the Salk Institute. Dr. Bernstein received his M.D. in 1964 from Cornell University Medical College and his Bachelor's degree in 1960 from Harvard University.

     HOOKS JOHNSTON has served as a director since June 1999. Mr. Johnston served as Managing Director of FBR Technology Venture Partners, a venture capital investment firm, from December 1998 to April 2001. From November 1997 to December 1998, Mr. Johnston served as the President of Descartes Systems Group, a leading supply chain software company, which he assisted in taking public in early 1998. From

September 1995 to November 1997, Mr. Johnston served as the President and Chief Executive Officer of Roadshow International, Inc., a transportation software company that was acquired by Descartes. From August 1993 to September 1995, Mr. Johnston was the Chief Operating Officer of ALG, Inc., a design, pre-press and web development services company. Mr. Johnston currently serves on the boards of directors of Intranets.com, Inc., MarketSwitch Corporation, B2Emarkets, Inc., Shop2u, Inc., Radiowave.com, Inc., Global Logistics Technologies, Inc. and Shelflink, Inc. Mr. Johnston received an M.B.A. from Harvard Business School in 1988 and a Bachelor of Science degree in Applied Mathematics and Economics from Brown University in 1984.

     ANDREW WHITELEY has served as a director since August 2000. Mr. Whiteley has been the Vice President of Bioinformatics for Amersham Pharmacia Biotech, Inc., a provider of integrated drug discovery solutions, since January 2000. From October 1997 to December 1999, Mr. Whiteley served as Vice President of Amersham Pharmacia Biotech's sequencing business. For a portion of the period above, Mr. Whiteley also served as site director for Amersham International PLC's Cleveland facility. From April 1995 to March 1997, Mr. Whiteley was the head of Amersham International's group marketing. Mr. Whiteley serves on the Board of Directors of Cimarron Software Services, Inc. and Imaging Research, Inc. Mr. Whiteley received Bachelor's degrees in Chemistry and Biochemistry from Nottingham University in the U.K. in 1980.

     Messrs. Johnston, D'Andrea and Whiteley were initially elected to the Board of Directors under a voting agreement among InforMax, FBR Technology Venture Partners II, LP, Amersham Pharmacia Biotech and other principal stockholders. This voting agreement terminated upon completion of the Company's initial public offering on October 6, 2000.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held a total of 6 meetings during fiscal year 2000, and acted by unanimous written consent on 6 additional occasions. Each director attended at least 75% or more of all Board of Directors meetings and 75% or more of all meetings of each committee on which he served. Dr. He was elected to the Board of Directors in August 2000 and attended 75% or more of all Board of Directors meetings and 75% or more of all meetings of each committee on which he served during his term. Mr. Whiteley was elected to the Board of Directors in September 2000 and attended 75% or more of all Board of Directors meetings during his term.

     The Company's Board of Directors maintains two standing committees: a Compensation Committee and an Audit Committee. The current committees of the Board of Directors each consist entirely of non-employee directors.

COMPENSATION COMMITTEE

     The Compensation Committee currently consists of Messrs. Johnston and D'Andrea. The compensation committee:

     - reviews and approves the compensation and benefits for executive officers and grants stock options under the Company's Amended Equity Incentive Compensation Plan; and

     - makes recommendations to the Board of Directors regarding these matters.

     The Compensation Committee held 2 meetings during fiscal year 2000. Beginning on October 25, 2000, the Compensation Committee delegated limited authority to a subcommittee, consisting solely of Dr. Bernstein, a director and the President of the Company, to grant options to new employees within certain preapproved levels.

AUDIT COMMITTEE

     The Audit Committee consists of Mr. Johnston, Mr. D'Andrea, and Dr. He. The Audit Committee:

     - makes recommendations to the Board of Directors regarding the selection of the Company's independent auditors;

     - reviews the results and scope of the audit and other services provided by independent auditors; and

     - reviews and evaluates audit and control functions.

     The Audit Committee held 2 meetings during fiscal year 2000. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix
A. The Board of Directors, in its business judgment, has determined that all of the members of the Audit Committee are "independent," in accordance with the applicable provisions of the Nasdaq National Market's listing standards.

AUDIT COMMITTEE REPORT

     In the performance of our oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditor's independence.

     Based upon the reviews and discussions referred to above, and subject to the limitations of our role, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the U.S. Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Harry D'Andrea
Wei-Wu He, Ph.D.
Hooks Johnston

DIRECTOR COMPENSATION AND FEES

     Directors do not receive cash compensation for their service on the Company's Board of Directors or any committee thereof. In 1999, the Company granted Mr. D'Andrea an option to purchase 25,050 shares of common stock at an exercise price of $0.30, the fair market value at the time of such grant, as determined by the Board of Directors. Such options are subject to conditions relating to vesting and continued participation on the Board of Directors. The Company reimburses non-employee directors for their reasonable expenses incurred in connection with their attendance at meetings of the Board of Directors and committees thereof and may in the future issue options to non-employee directors upon:

     - appointment, election, or re-election to the Board of Directors; and

     - each anniversary thereof if he or she continues to serve as a director.

     In December 2000, the Company granted options to the members of its Scientific Advisory Board, which assists the Board of Directors and the Company's senior management with regard to strategic planning. Dr. He, one of our directors, also serves on the Company's Strategic Advisory Board for which he received a grant of vested options exercisable for 2,000 shares of the Company's common stock at $8.56 per share. The conditional grant was issued under the Company's Amended Equity Incentive Compensation Plan and ratified by the Company's Compensation Committee in April 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Mr. Johnston and Mr. D'Andrea, neither of whom is, or has been an officer of InforMax. No executive officer of InforMax serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2000. This report, as well as the performance graph on page 15, are not soliciting materials, are not deemed filed with the SEC, and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     The Compensation Committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's Amended Equity Incentive Compensation Plan. No member of the Compensation Committee is an employee of the Company. During 2000, the Compensation Committee consisted of Mr. Johnston and Mr. D'Andrea.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value, and enhance the performance of individual executives.

     The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment and thereafter as determined by the Compensation Committee in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the Company's common stock.

     The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 2000.

     Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. The Compensation Committee annually reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

     The Chief Executive Officer and President recommend annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review when evaluating the performance of the Chief Executive Officer and President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustment by the Compensation Committee.

     Bonuses. The Company's bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors that reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors include, among other things, revenue and earnings targets established in the Company's annual budget.

     Stock Options. A third component of executive officers' compensation consists of awards under the Company's Amended Equity Incentive Compensation Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

     The Compensation Committee grants stock options to the Company's executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and thereafter as determined by the Compensation Committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day before the date of grant. Options granted to executive officers typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

     Stock option grants made to executive officers in 2000 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly hired executive officers also received stock option grants at the time of their employment with the Company. During 2000, the Company granted stock options to purchase an aggregate of 2,050,791 shares of common stock to approximately 244 employees and 7 non-employee advisors, including options to purchase 167,000 shares of common stock issued to the Company's former Chief Financial Officer and options to purchase 292,250 shares of common stock issued to the Company's Senior Vice President of Marketing and Sales. The per share option exercise prices of options granted during 2000 ranged from $0.30 to $29.38, which generally equaled the fair market value of a share of common stock on the respective dates of grant.

     Other. The Company has adopted a contributory retirement plan, referred to as the "401(k) plan." The 401(k) plan covers all full-time employees who are eligible to participate. Participants may contribute up to 15% of pretax compensation, subject to certain limitations. The Company may make matching, nonelective or discretionary contributions to the 401(k) plan. In general, matching and discretionary contributions made by the Company vest ratably over a three-year period. The Company did not make a contribution under the 401(k) plan for 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policy described above is applied in setting Dr. Titomirov's compensation. Dr. Titomirov generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Dr. Titomirov's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

     Dr. Titomirov's compensation for the year ended December 31, 2000, included $366,667 in base salary and a $125,000 bonus. At Dr. Titomirov's direction, the bonus he earned in 2000 above, was awarded to a director of one of the Company's sales regions. Dr. Titomirov's compensation for 2000 was based on, among other factors, the Company's performance and the 1999 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. At December 31, 2000, Dr. Titomirov beneficially owned 6,112,200 shares of the Company's common stock, or approximately 25.7% of the outstanding shares. In view of the extent of Dr. Titomirov's equity ownership in the Company, he did not receive grants of stock options in 2000, although the Company may make grants of stock options to Dr. Titomirov in the future.

COMPENSATION DEDUCTIBILITY POLICY

     Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1.0 million paid to any of the Company's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1.0 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of
Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by InforMax to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully submitted,

Compensation Committee

Hooks Johnston
Harry D'Andrea

COMPENSATION TABLES

     The following table sets forth, for the fiscal year ended December 31, 2000, the compensation awarded to, earned by or paid to the Company's "Named Executive Officers," which includes the Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for services rendered in all capacities for the fiscal year ended December 31, 2000, exceeded $100,000. These persons are referred to as the "Named Executive Officers" herein.

                                                                   LONG TERM
                                       ANNUAL COMPENSATION    COMPENSATION AWARDS
                                       -------------------   ----------------------
                                        SALARY     BONUS           SECURITIES              ALL OTHER
NAME AND PRINCIPAL POSITION(S)  YEAR     ($)        ($)      UNDERLYING OPTIONS (#)   COMPENSATION ($)(3)
------------------------------  ----   --------   --------   ----------------------   --------------------
Alexander V. Titomirov,
  Ph.D. .....................   2000   $366,667         --               --                   $444
  Chairman and Chief Executive
  Officer
James E. Bernstein, M.D. ....   2000   $250,000   $ 75,000               --                   $444
  President and Director
Vadim Babenko, Ph.D. ........   2000   $290,000   $100,000               --                   $444
  Chief Technology Officer and
  Senior Vice President,
  Research & Development
Joseph E. Lehnen (1).........   2000   $175,000   $ 25,000          167,000                   $444
  Chief Financial Officer
Timothy Sullivan (2).........   2000   $337,556   $ 10,000          292,250                   $444
  Senior Vice President of
  Marketing and Sales

---------------
(1) Mr. Lehnen's employment with the Company terminated as of February 28, 2001.

(2) Mr. Sullivan's salary includes $162,556 in commissions based on sale of our software products.

(3) Represents premiums paid for group term life insurance for each of the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides the specified information concerning options granted to the Named Executive Officers for the fiscal year ended December 31, 2000. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term. There is no assurance that the Company's stock price will appreciate at the rates shown in this table.

                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL
                                 NUMBER OF                                                    RATES OF STOCK PRICE
                                  SHARES       PERCENT OF                                       APPRECIATION FOR
                                UNDERLYING    TOTAL OPTIONS     EXERCISE                           OPTION TERM
                                  OPTIONS      GRANTED TO      PRICE PER     EXPIRATION   -----------------------------
             NAME               GRANTED (#)   EMPLOYEES (%)   SHARE ($/SH)      DATE        5% ($)            10% ($)
             ----               -----------   -------------   ------------   ----------   -----------       -----------
Alexander V. Titomirov,
  Ph.D. ......................         --           --              --              --            --                --
James E. Bernstein, M.D. .....         --           --              --              --            --                --
Vadim Babenko, Ph.D. .........         --           --              --              --            --                --
Joseph E. Lehnen (1)..........    167,000          8.0%           $.30        1/1/2010    $2,773,524        $4,446,049
Timothy Sullivan..............    292,250         14.0%           $.30        1/1/2010    $4,853,666        $7,780,585

---------------
(1) Mr. Lehnen's employment with the Company terminated as of February 28, 2001.

AGGREGATE OPTION EXERCISES DURING FISCAL 2000 AND YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during fiscal 2000 by each of the Named Executive Officers and their options outstanding at fiscal year end. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as of December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2000. At December 31, 2000, the Company's Named Executive Officers did not own any options that remained unvested.

                                                                    NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING         VALUE OF UNEXERCISED
                                                                   UNEXERCISED            IN-THE-MONEY
                                                                   OPTIONS AT              OPTIONS AT
                                                              DECEMBER 31, 2000(#)    DECEMBER 31, 2000 ($)
                                   SHARES                     ---------------------   ---------------------
                                ACQUIRED ON       VALUE
             NAME               EXERCISE (#)   REALIZED ($)        EXERCISABLE             EXERCISABLE
             ----               ------------   ------------        -----------             -----------
Alexander V. Titomirov,
  Ph.D. ......................   2,254,500     $13,821,755          4,258,333              $42,923,997
James E. Bernstein, M.D. .....     148,901     $ 1,243,576          1,631,319              $16,451,551
Vadim Babenko, Ph.D. .........     988,550     $ 6,251,574          2,351,450              $23,899,008
Timothy Sullivan..............      51,670     $   512,788            866,830              $ 8,737,646
Joseph E. Lehnen (1)..........      65,000     $   835,000            686,500              $ 6,919,920

---------------
(1) Mr. Lehnen's employment with the Company terminated as of February 28, 2001.

EMPLOYMENT AGREEMENTS

     On August 14, 2000, Dr. Alexander Titomirov provided the Company a commitment letter regarding his continued service. Under the commitment letter, Dr. Titomirov agreed to devote to the Company at least a majority of his professional working time until August 14, 2002. This commitment is conditioned on his salary continuing at a rate not less than his current salary and his receipt of bonuses commensurate with those received by other senior management. Dr. Titomirov has further agreed that for a period of two years after he ceases to be an officer, employee or 10% holder of the Company outstanding shares, he will not directly render services for any business engaged in such business activities that the Company is involved in at the time of his termination or that are anticipated and have been approved by the Board of Directors by that time. Dr. Titomirov has also agreed that for such two-year period he will not hire or attempt to hire any of the Company's employees, or persons that were employed by the Company during the one-year period prior to his ceasing to be an officer, employee or 10% holder of the Company's outstanding shares.

     In July 2000, the Company entered into an employment agreement with Vadim Babenko to serve as its Chief Technology Officer through July 14, 2002. The term of Dr. Babenko's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 90 days prior to the end of the then current term, of their intent not to renew. Pursuant to this agreement, Dr. Babenko's salary was set at $285,000 per year, with eligibility for increases and bonuses as determined by the Chief Executive Officer and the Board of Directors. In the event that Dr. Babenko's employment is terminated by the Company without cause, he will receive a lump-sum payment of an amount equal to his then effective annual salary. Dr. Babenko has agreed not to compete with the Company or solicit its employees during the term of the agreement and for a period of two years following the termination of this agreement.

     In April 1999, the Company entered into an employment agreement with Timothy Sullivan, to serve as its Senior Vice President, Marketing and Sales, through March 31, 2003. The term of Mr. Sullivan's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 90 days prior to the end of the then current term, of their intent not to renew. Pursuant to this agreement, Mr. Sullivan's initial salary was set at $150,000 per year plus monthly commissions of 1% of that month's software license and professional services revenues. In the event that Mr. Sullivan's employment is terminated by the Company without cause, or terminated by Mr. Sullivan as a result of the Company's breach of his employment agreement, he will receive an amount equal to 50% of his salary and earned commissions for the previous 12-month period. In the event that Mr. Sullivan's employment is terminated without cause upon, or within 180 days of, a change of control of the Company, he will receive an amount equal to his annual salary and earned commissions for the previous 12-month period. In the event that Mr. Sullivan is terminated without cause, other than upon a change of control, or Mr. Sullivan terminates his employment as a result of the Company's breach of his employment agreement, he has agreed not to compete with the Company or solicit its employees for a period of six months following the cessation of his employment. In the event that Mr. Sullivan's employment is terminated for any other reason, he has agreed not to compete with the Company or solicit its employees for a period of 12 months following the cessation of his employment.

     In March 2001, the Company entered into an employment agreement with John
M. Green, to serve as Chief Financial Officer and Senior Vice President of Finance and Administration, through December 31, 2003. The term of Mr. Green's employment automatically renews for successive one year periods unless and until either party provides written notice, not less than 90 days prior to the end of the then current term, of their intent not to renew. Pursuant to this agreement, Mr. Green's initial salary was set at $215,000 per year, subject to annual adjustment in connection with annual performance reviews. Mr. Green is also eligible for a bonus commensurate with his performance of 50% of that year's base salary, subject to approval by the Board of Directors. In the event that Mr. Green's employment is terminated by the Company without cause, or terminated by Mr. Green as a result of the Company's breach of his employment agreement, he will receive an amount equal to 50% of his salary and bonus for the previous 12-month period. In the event that Mr. Green's employment is terminated without cause, upon or within 180 days of, a change of control of the Company, he will receive an amount equal to his annual salary and bonus for the previous year. In addition, all unvested options then held by Mr. Green shall become vested. Mr. Green has agreed not to compete with the Company during the term of his agreement and for a period of one year after termination for any reason. In April 2000 Mr. Green was granted options exercisable for 300,000 shares of the Company's common stock at $3.69 per share and named the Company's Executive Vice President of Finance and Administration.

TRANSACTIONS WITH RELATED PARTIES

SERIES B CONVERTIBLE PREFERRED STOCK FINANCING

     In August 16, 2000, the Company sold 950,747 shares of its Series B preferred stock to Amersham Pharmacia Biotech, Inc., in connection with the creation of a strategic relationship. The Company sold the preferred stock at approximately $10.52 per share, for aggregate proceeds of approximately $10.0 million in cash. These shares were automatically converted into 1,587,747 shares of common stock immediately prior to the closing of the Company's initial public offering on October 6, 2000, with an aggregate value of

$25,403,952, based on the initial offering price of $16.00 per share. Mr. Whiteley, the Vice President of Bioinformatics of Amersham Pharmacia Biotech, is on the Company's Board of Directors.

     In connection with the sale of preferred stock, the Company amended and restated its investor rights agreement to grant certain registration rights to Amersham. In the event that the Company is able to effect a short form registration, Amersham, subject to certain conditions, may require the Company to file such a registration statement. In addition, Amersham is entitled to certain piggyback registration rights by which it can, subject to certain circumstances, include shares of its common stock in a registration statement filed by the Company. Amersham's short form and piggyback registration rights terminate when all of its shares can be sold under Rule 144 in any 90-day period. The investor rights agreement also contains certain restrictions on Amersham's ability to transfer its shares of the Company's common stock.

     In connection with the sale of its Series B preferred stock, the Company entered into a 20-year strategic relationship with Amersham Pharmacia Biotech to jointly develop and market an expanded version of the Company's GenoMax software solution. The Company expects the expanded GenoMax system to provide an enterprise-wide data analysis system for pharmaceutical and biotechnology companies for integrating and analyzing data from genomics, proteomics and drug screening production laboratories. In February 2001, the Company and Amersham agreed to extend certain development deadlines contained in their initial agreement.

OTHER RELATED PARTY TRANSACTIONS

     In March 2000, Dr. Titomirov, the Company's Chief Executive Officer and Chairman, entered into a private transaction for the sale of 835,000 shares to FBR Technology Venture Partners II, LP at $5.99 per share. In March 2000, Dr. Titomirov and Dr. Babenko, the Company's Chief Technology Officer, entered into a private transaction with certain affiliated funds of Weiss, Peck & Greer, LLC for the sale of 584,500 and 668,000 of their shares of common stock, respectively, at $5.99 per share. In June 2000, Drs. Titomirov and Babenko entered into a private transaction for the sale of 835,000 and 275,550 of their shares of common stock, respectively, at approximately $6.37 per share to Paul Capital Partners VI Holdings. In connection with these transactions, Paul Capital Partners VI Holdings and the Weiss, Peck & Greer purchaser entities became parties to non-preferred holder rights agreements and received certain registration rights. In the event that the Company is able to effect a short form registration, it may be required to file such a registration statement on not more than two occasions. In addition, the Company granted certain piggyback registration rights by which the parties to the non-preferred rights agreements can, subject to certain circumstances, include shares of their common stock in a registration statement filed by the Company. These short form and piggyback registration rights terminate on October 2, 2005. Such rights shall earlier terminate if the shares of a party to the agreements can be sold under Rule 144 in any 90-day period or if their share ownership falls below certain levels.

     In June 2000, the Company sold 156,954 shares of its common stock to ETP/FBR Genomic Fund, LP, at $6.37 per share, for aggregate proceeds of $1 million in cash. ETP/FBR Genomic Fund's general partner is ETP/FBR Genomic Venture Capital Partners, LLC, which is controlled by Emerging Technology Partners, LLC. ETP/FBR Genomic Fund, LP is a recently formed venture capital fund that intends to invest primarily in companies involved in genomics technology. Dr. Wei-Wu He, the General Partner of Emerging Technology Partners, LLC, a venture capital fund he founded, is on the Company's Board of Directors. A limited partner of ETP/FBR Genomic Fund, LP is an affiliate of Friedman, Billings, Ramsey Group, Inc., the beneficial owner of 25.4% of the Company's outstanding common stock. ETP/FBR Genomic Fund, LP is also under common ownership with FBR Technology Venture Partners for which Mr. Johnston, one of the Company's directors, served as the Managing Director at the time of the transaction. In August 2000, Dr. Bernstein entered into a private transaction with ETP/FBR Genomic Fund, LP for the sale of 83,900 shares of common stock, at $6.30 per share. In connection with these transactions, ETP/FBR Genomic Fund, LP joined as a party to the Company's non-preferred holder rights agreement and received certain registration rights described above.

     In September 2000, ETP/FBR Genomic Fund, LP purchased an aggregate of 300,000 shares of common stock at $11.00 per share from existing stockholders and option holders, including purchases of 65,000 shares from Dr. Bernstein, 45,000 shares from Dr. Babenko, 35,000 shares from Mr. Sullivan, the Company's Senior Vice President of Marketing and Sales, and 35,000 shares from Mr. Lehnen, formerly the Company's Chief Financial Officer. Each of Messrs. Bernstein, Babenko, Sullivan and Lehnen exercised vested options in order to deliver shares to ETP/FBR Genomic Fund, LP under these agreements.

     In March 2001, the Company issued a warrant exercisable for 25,000 shares to Emerging Technology Partners, LLC in consideration for strategic consulting services. The warrant is exercisable for a five-year term at $8.00 per share, the closing price of the Company's common stock on the Nasdaq National Market on the date of the grant. Dr. He, one of our directors, is the General Partner of Emerging Technology Partners LLC.

     In March 2001, the Company entered into a perpetual software license agreement by which we granted a nonexclusive, nontransferable license for our GenoMax enterprise product and certain modules thereof to Pluvita Corporation. In connection with this agreement, the Company will receive an aggregate of approximately $500,000 from the grant of this license and related support fees. The fees shall be paid by Pluvita Corporation in monthly installments over a one-year term. Dr. Titomirov is the Chairman and a significant stockholder of Pluvita Corporation. Mr. Johnston, one of the Company's directors, was a managing director of FBR Technology Venture Partners, a venture capital investment firm, at the time the Company entered into this transaction. An affiliate of FBR Technology Venture Partners and Emerging Technology Partners, LLC is a significant stockholder of Pluvita Corporation, and a managing director of FBR Technology Venture Partners was a director of Pluvita Corporation at the time the Company entered into this transaction.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 1, 2001 for:

     - each person, entity, or group known by the Company to own beneficially more than 5% of its outstanding common stock;

     - each Named Executive Officer included in the compensation tables above and each of the Company's directors; and

     - the Company's directors and executive offices as a group.

     Unless otherwise indicated, the address of each person identified is c/o InforMax, Inc., 7600 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814.

     The percentages shown are based on the Company's shares of common stock outstanding as of March 1, 2001. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, shares of common stock that a person has the right to acquire pursuant to the exercise of stock options held by that holder that are exercisable within 60 days of March 1, 2001 are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power for all shares of common stock shown as beneficially owned by them.

                                                                NUMBER     PERCENT OF
                  NAME OF BENEFICIAL OWNER                    OF SHARES      CLASS
                  ------------------------                    ----------   ----------
Alexander V. Titomirov, Ph.D.(1)............................   6,112,200      24.7%
Friedman, Billings, Ramsey Group, Inc. (2)..................   5,205,168      25.4%
  1001 19th Street North
  Arlington, VA 22209-1710
Vadim Babenko, Ph.D.(3).....................................   2,434,950      10.6%
James E. Bernstein, M.D.(4).................................   1,948,819       8.8%
Amersham Pharmacia Biotech, Inc.............................   1,587,747       7.7%
  800 Centennial Avenue
  P.O. Box 1327
  Piscataway, NJ 08855-1327

                                                                NUMBER     PERCENT OF
                  NAME OF BENEFICIAL OWNER                    OF SHARES      CLASS
                  ------------------------                    ----------   ----------
Weiss, Peck & Greer, LLC(5).................................   1,271,327       6.2%
  One New York Plaza
  New York, NY 10004
Paul Capital Partners VI Holdings(6)........................   1,110,550       5.4%
  50 California Street
  Suite 3000
  San Francisco, CA 94111
Timothy Sullivan(7).........................................     882,030       4.2%
Joseph E. Lehnen(8).........................................     716,500       3.4%
Wei-Wu He(9)................................................     540,856       2.6%
Harry D'Andrea(10)..........................................       5,010         *
Andrew Whiteley(11).........................................       1,000         *
Hooks Johnston(12)..........................................          --        --
All directors and executive officers as a group (10
  persons)(13)..............................................  14,801,797      55.3%

---------------
  *  Represents less than 1% of the outstanding shares of common stock.

 (1) Includes 4,258,333 shares issuable upon exercise of vested options.

 (2) Each of Eric F. Billings, Emmanuel J. Friedman and W. Russell Ramsey has shared dispositive and voting power for these shares. Mr. Friedman has sole dispositive and voting power over an additional 7,000 shares of common stock. Friedman, Billings, Ramsey Group, Inc. is the parent holding company of FBR Genomics LLC, which has sole dispositive and voting power over 540,856 of these shares and shared dispositive and voting power over 4,664,312 of these shares.

 (3) Includes 2,351,450 shares issuable upon exercise of vested options.

 (4) Includes 1,631,319 shares issuable upon exercise of vested options, 471,500 of which are held by family trusts over which Dr. Bernstein has sole voting and dispositive power. Includes 200 shares held of record by children over which Dr. Bernstein has sole voting and dispositive power.

 (5) Represents shares held for the discretionary accounts of certain clients and Weiss, Peck & Greer LLC expressly disclaims beneficial ownership as to these shares of common stock.

 (6) Paul Capital Partners, VI, L.P. ("PCP VI"), a Delaware limited partnership, is the managing general partner of Paul Capital Partners VI Holdings. Paul Capital Management, LLC ("PCM"), a Delaware limited liability company, is the general manager of PCP VI. Each of the entities above shares dispositive and voting power over these shares. Caroll Archibald, Walter Flamenbaum, Jeff Moelis, David E. Park, Philip S. Paul, Bryon T. Sheets and David H. De Weese are each managers of PCM and each expressly disclaims beneficial ownership of the shares.

 (7) Includes 256,830 shares issuable upon exercise of vested stock options.

 (8) Mr. Lehnen's employment with the Company terminated in February 2001. Includes 686,500 shares issuable upon exercise of vested stock options at March 1, 2001.

 (9) Not included in this calculation is a warrant exercisable for 25,000 shares that was issued by the Company in exchange for consulting services on March 8, 2001 to Emerging Technology Partners, LLC, of which Dr. Wei-Wu He, one of the Company's directors, is the General Partner. Dr. He disclaims beneficial ownership of the shares held thereby except to the extent of any pecuniary interest therein. Also not included in the table above are vested options exercisable for 2,000 shares granted in April 2001 to Dr. He in connection with his service on the Company's Scientific Advisory Board.

(10) Includes 5,010 shares issuable upon exercise of vested stock options.

(11) Mr. Whiteley, one of the Company's directors, is a Vice President of Amersham Pharmacia Biotech, Inc. and expressly disclaims beneficial ownership of the shares held thereby except to the extent of any pecuniary interest therein.

(12) Mr. Johnston, one of the Company's directors, served as the Managing Director of FBR Venture Capital Managers, Inc., an affiliate of Friedman, Billings, Ramsey Group, Inc. until April 2001. Mr. Johnston expressly disclaims any ownership of the shares held thereby except to the extent of any pecuniary interest therein.

(13) Includes 6,244,636 shares issuable upon exercise of vested options. The
     calculation above includes   shares beneficially owned by (i) the Company's
     four non-employee directors above; (ii) Dr. Titomirov, Dr. Bernstein and Mr. Sullivan above; and (iii) the Company's Senior Vice President of Product Development, Vice President of Global Sales, and Vice President of Product Development. John M. Green became the Company's Chief Financial Officer on March 2, 2001.

STOCK PERFORMANCE CHART

     The following graph compares the (i) the monthly change in the cumulative total stockholder return on InforMax common stock with (ii) the cumulative return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Nasdaq Biotechnology Index. The graph assumes that the value of an investment in the common stock and in each index was $100 on October 3, 2000, the first day of trading for InforMax common stock on the Nasdaq National Market, and that all dividends were reinvested. According to its website, the Nasdaq Biotechnology Index represents the largest and most actively traded Nasdaq biotechnology stocks and includes companies that are primarily engaged in using biomedical research for the discovery or development of novel treatments or cures for human disease.

                                                      INFORMAX, INC              STANDARD & POOR          NASDAQ BIOTECHNOLOGY
                                                      -------------              ---------------          --------------------
10/3/00                                                  100.00                      100.00                      100.00
10/31/00                                                 173.81                      100.20                       98.71
11/30/00                                                  70.69                       92.18                       85.69
12/31/00                                                  64.88                       92.55                       88.61
1/31/01                                                   71.50                       95.76                       85.18
2/28/01                                                   62.50                       86.92                       78.62
3/31/01                                                   28.13                       81.34                       62.63

                                  10/3/2000    10/31/2000   11/30/2000   12/31/2000   1/31/2001   2/28/2001   3/31/2001
                                  ---------    ----------   ----------   ----------   ---------   ---------   ---------
INFORMAX, INC.         INMX        $100.00      $173.81       $70.69       $64.88      $71.50      $62.50      $28.13
S&P 500                SPX         $100.00      $100.20       $92.18       $92.55      $95.76      $86.92      $81.34
NASDAQ BIOTECHNOLOGY
  INDEX                NBI         $100.00      $ 98.71       $85.69       $88.61      $85.18      $78.62      $62.63

                                  PROPOSAL 2:

        RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001

     The Company's Board of Directors, upon the recommendation of the Audit Committee thereof, has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001. In appointing the Company's auditors, the Board of Directors considered carefully Deloitte & Touche LLP's performance for the Company in that capacity since its retention, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Deloitte & Touche LLP has served as the Company's independent auditors since 1999. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in fiscal 2000 included the audit of the Company's consolidated financial statements, review of quarterly reports, services related to the Company's initial public offering and consultation on various tax matters.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, be available to respond to appropriate questions from stockholders, and if the representatives desire, which is not now anticipated, make a statement.

     Set forth below is information relating to the aggregate Deloitte & Touche LLP fees for professional services rendered for the fiscal year ended December 31, 2000.

AUDIT FEES

     The aggregate Deloitte & Touche LLP fees for all professional services rendered in connection with the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2000, and for the reviews of unaudited consolidated financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $175,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP did not render any services related to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate Deloitte & Touche LLP fees for professional services rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2000, were $752,000. These primarily consist of fees for tax matters, services related to the Company's initial public offering, the audit of the Company's consolidated financial statements for the fiscal year ended 1999, and other advisory services.

     In the event that the Company's stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Company's Audit Committee and Board of Directors. It is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditors' appointment for 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Those persons are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all reports filed pursuant to Section 16(a). Based solely upon a review of such copies, the Company believes that all reports required pursuant to Section 16(a) with respect to its directors and executive officers for the year ended December 31, 2000, were timely filed.

STOCKHOLDER PROPOSALS

     Any proposals by stockholders to be considered for inclusion in the Company's Proxy Statement relating to the 2002 Annual Meeting of Stockholders must be in writing and received at the Company's principal office, not later than the close of business on December 24, 2001. Nothing in this paragraph shall be deemed to require the Company to include in the Proxy Statement and form of proxy relating to the 2002 Annual Meeting of Stockholders any stockholder proposal that does not comply with the SEC's rules and requirements for such inclusion in effect at that time.

     Pursuant to the Company's Restated Bylaws, all other stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 22, 2002 and not later than March 24, 2002; provided, however, that in the event that the date of the 2002 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2001 Annual Meeting, the stockholder must so deliver the notice not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; provided, further, that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least 70 days prior to the first anniversary of the Annual Meeting, with respect to nominees for any new position created by the increase, the stockholder must so deliver the notice not later than the close of business on the tenth day following the day on which such public announcement is first made. The stockholder's notice with respect to such proposal must comply with the requirements set forth in the Company's Restated Bylaws.

OTHER MATTERS

     The Company will provide without charge to each person solicited, upon oral or written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Direct any such correspondence to InforMax, Inc., 7600 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814, Attn: Corporate Secretary. The Company knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

By Order of the Board of Directors,

/s/ BRIGITTA W. SCOTT
Brigitta W. Scott
Vice President, Director of Finance and Asst. Secretary
Bethesda, Maryland
April 23, 2001

                                                                      APPENDIX A

                                 INFORMAX, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee of the Board of Directors shall assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the company's compliance with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors.

COMPOSITION

     The membership of the Audit Committee shall consist of at least three members of the Board of Directors, who shall serve at the pleasure of the Board of Directors and be designated by the full Board of Directors, and who shall meet the following criteria:

     1. Each member of the Audit Committee must be an independent director within the meaning of the applicable rules of any securities exchange on which the company's securities are traded or, if applicable, the Nasdaq Stock Market.

     2. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement, or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

     3. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

DUTIES

     In meeting its responsibilities, the Audit Committee is expected to:

         1. Make regular reports to the Board.

         2. Review and reassess the adequacy of the committee's charter annually and recommend any proposed changes to the Board of Directors for approval.

         3. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the company's system of internal controls.

         4. Determine whether to recommend to the Board of Directors that the annual audited financial statements be included in the company's annual report on Form 10-K.

         5. Review with management and the company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the company's financial statements.

         6. Review proposed major changes to the company's auditing and accounting principles and practices that are brought to the attention of the Audit Committee by independent auditors, internal auditors or management.

         7. Recommend to the Board of Directors the independent auditors to be engaged.

         8. Confirm and ensure the independence of the independent auditors by:

           a. Obtaining from the independent auditors a formal written statement delineating all relationships between the independent auditors and the company, consistent with Independence Standards Board Standard 1.

           b. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

           c. Taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent auditors.

         9. Review the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

        10. Review the appointment and replacement of the senior internal auditing executive, if any.

        11. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

        12. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

        13. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

        14. Review with the independent auditors any management letter provided by the auditors and management's response to that letter.

        15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

        16. Review with the Board as necessary in the Audit Committee's judgment the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct, if any.

        17. Review with counsel legal matters that are brought to the Audit Committee's attention and that may have a material impact on the financial statements, the company's compliance policies and material reports or inquiries received from regulatory bodies.

        18. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

POWERS

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

RELATIONSHIP WITH AUDITORS AND BOARD OF DIRECTORS

     The company's independent auditors are ultimately accountable to the Board of Directors of the company and to the Audit Committee, as representatives of the stockholders of the Company. The Board of Directors and the Audit Committee, as representatives of the Company's stockholders, have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to ensure compliance with laws and regulations and the company's code of conduct, if any.

                                [INFORMAX LOGO]

                             7600 WISCONSIN AVENUE
                                   SUITE 1100
                            BETHESDA, MARYLAND 20814

                                 REVOCABLE PROXY

                                 INFORMAX, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE INFORMAX, INC. BOARD OF DIRECTORS

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 2001

        The undersigned stockholder of InforMax, Inc. (the "Company") hereby appoints Alexander V. Titomirov, Ph.D., James E. Bernstein, M.D. and John M. Green, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May 23, 2001, at 7600 Wisconsin Avenue, 10th Floor, Bethesda, Maryland, 20814, and at any adjournments or postponements thereof, upon the following matters:

                The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 23, 2001 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


PROPOSAL ONE:       ELECTION OF TWO DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE
                    A TERM OF THREE YEARS, OR UNTIL THEIR SUCCESSORS HAVE BEEN
                    DULY ELECTED AND QUALIFIED.

                    [ ] FOR all nominees listed below (except as marked to the contrary below)

                    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                    (INSTRUCTION:  To withhold authority to vote for an
                        individual nominee, cross out that nominee's name below.)

                    Nominees:     Wei-Wu He, Ph.D.
                                  Harry D'Andrea

                    [ ]   ABSTAIN

PROPOSAL TWO:       RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
                    THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED
                    DECEMBER 31, 2001


                    [ ]   FOR             [ ]   AGAINST        [ ]   ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED "FOR" PROPOSALS ONE AND TWO UNLESS CONTRARY DIRECTION IS GIVEN.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ] PLACE AN "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE ANNUAL MEETING.

                                        Date:                 , 2001.
                                               --------------




                                        ----------------------------------------
                                        (Signature of Stockholder or Authorized
                                        Representative)




                                        ----------------------------------------
                                        (Print name)

                                        Please date and sign exactly as name
                                        appears hereon. Each executor,
                                        administrator, trustee, guardian,
                                        attorney-in-fact and other fiduciary
                                        should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.